                                                                    (EXHIBIT 21)

                           COMPANY AND SUBSIDIARIES:

                                                                          SOVEREIGN POWER   PERCENTAGE OF VOTING
                                                                            UNDER WHICH      SECURITIES OWNED BY
                                                                             ORGANIZED        IMMEDIATE PARENT
                                                                         -----------------  ---------------------

International Paper Company the ("Company")............................  New York                  Parent

Carter Holt Harvey.....................................................  New Zealand                50.3%

Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been ommitted.